Exhibit 32.1

DATASEA INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Datasea Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Zhixin Liu, Chief Executive Officer of the Company, and Mingzhou Sun, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 11, 2022	By:	/s/ Zhixin Liu
Zhixin Liu
President Chief Executive Officer (principal executive officer)

Dated: February 11, 2022	By:	/s/ Mingzhou Sun
Mingzhou Sun
Chief Financial Officer (principal financial officer and principal accounting officer)